U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
February 12, 1996

Commission File Number 1-8662

PROACTIVE TECHNOLOGIES, INC.
(formerly KEYSTONE MEDICAL CORPORATION)
(Exact name of registrant as specified in its charter)

Delaware                     23-2265039
(State of Incorporation) (IRS Employer Identification No.)

7118 Beech Ridge Trail
Tallahassee, Florida                             32312
(Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code:
  (904) 668-8500


Item 1.  CHANGES IN CONTROL OF REGISTRANT

(a) On February 12, 1996, Proactive Technologies, Inc. (the "Company"), a publicly-traded Delaware corporation (Nasdaq symbol "PTEK") completed its acquisition all of the issued and outstanding shares of common stock of Capital First Holdings, Inc. and its subsidiaries ("Capital") from Mark A. Conner in exchange for approximately eighty percent (80%) of the issued and outstanding shares of common stock of the Company. In connection with such acquisition, Mr. Conner was also elected Chairman of the Board and President and Chief Executive Officer of the Company.

Capital is a real estate developer in Florida which designs and develops single-family subdivisions for residential lots and condominiums principally in the Tallahassee, Leon County and Vero Beach areas. For the twelve (12) month period ended December 31, 1995, Capital generated approximately $30.5 million in revenues and approximately $3.3 million in net income before tax. As of December 31, 1995, Capital owned approximately $26 million in Total Assets.

The Company's other primary operating subsidiary, Keystone Laboratories, Inc., will continue to operate its forensic using drug screening and confirmatory testing laboratory in Asheville, North Carolina.


SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROACTIVE TECHNOLOGIES, INC.

Date:   ______________   By: /s/ Mark A. Conner
                       Mark A. Conner
                       President